GFI Group Inc. Announces Fourth Quarter and Full Year 2013 Results; Declares Quarterly Cash Dividend

(Results relate to the fourth quarter 2013 and comparisons are versus the fourth quarter 2012, unless otherwise stated)

- GAAP Total Revenues: $202.3 Million; GAAP Net Revenues: $170.8 Million

- Including a $19.6 Million Pre-Tax, Non-Cash Impairment Charge, GAAP Net Loss: $30.9 Million, or $(0.25) per Diluted Share

- Non-GAAP Net Loss: $6.6 Million, or $(0.05) per Diluted Share

- Cash Earnings: $12.4 Million, or $0.10 per Diluted Share

- 2013 Full Year Non-GAAP Net Income: $9.1 Million, or $0.07 per Diluted Share

- Quarterly Cash Dividend Declared of $0.05 per Share

NEW YORK, Feb. 13, 2014 /PRNewswire/ -- GFI Group Inc. (NYSE: GFIG), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, reported today its financial results for the fourth quarter and full year ended December 31, 2013.

Highlights of Results	Three months ended December 31,		Year ended December 31,
$ in millions	2013	2012	2013	2012
Total revenues	$202.3	$207.3	$901.5	$924.6
Net revenues	170.8	173.4	747.0	787.0
Brokerage revenues	143.5	150.4	645.4	695.5
Software, analytics and market data revenue	24.1	22.5	90.5	84.2
Compensation ratio (1)	71.9%	73.2%	69.2%	70.2%
Non-compensation ratio (1)	31.1%	30.5%	28.7%	28.4%
Non-GAAP net (loss) income (1)	$(6.6)	$(2.9)	$9.1	$8.9
Cash earnings (1)	12.4	18.0	87.4	92.1

(1)	Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to GAAP in the financial tables attached to this release.

Colin Heffron, Chief Executive Officer commented: "Challenging trading conditions remained in the fourth quarter due to continued regulatory change, modest trading volumes and low market volatility. Net revenues and brokerage revenues were down 1.5% and 4.6%, respectively. However, GFI's software, analytics and market data revenues were up 7.2%.

"We continue to invest in our electronic trading and Swaps Execution Facility ("SEF") platforms to provide effective trading solutions for our customers. In October of 2013, following the creation of SEFs, the swaps markets began their transformation to more regulated, transparent and centrally cleared marketplaces. This transformation is ongoing, as customers seek clarification of certain rules and await the mandated SEF trading deadlines for certain interest rate and fixed income derivative products. We believe that the uncertain impact of ongoing regulatory change continued to negatively impact trading volumes across derivative markets.

"GFI's electronic matching sessions continued to provide substantial revenues in the fourth quarter. In the Americas and EMEA, matching session revenues represented approximately 46% and 21% of fixed income product revenues, respectively. In fixed income products globally, matching session revenues nearly tripled in derivatives and more than doubled in cash products, year over year.

"GFI's Trayport and FENICS businesses had record revenues and profits in 2013 as they leveraged their customer base and expanded their products and services. Trayport's software revenues grew 7% in the fourth quarter and 9% for the full year 2013.

"We remain focused on reducing GFI's overall cost structure and are pleased with the lower, performance-based compensation arrangements implemented over the past eighteen months. GFI's non-GAAP compensation ratio improved despite lower revenues in the fourth quarter, year over year.

"Through the second week in February, GFI's preliminary total revenues are tracking down approximately 4% year over year.

"GFI's fourth quarter cash earnings were $0.10 per diluted share, or approximately $12.4 million. We are pleased to declare a quarterly cash dividend to GFI shareholders of $0.05 per share."

GAAP Results: Fourth Quarter 2013

Net revenues were $170.8 million, compared to $173.4 million in the prior year. Our net loss was $30.9 million, or $(0.25) per diluted share, compared with a net loss of $11.4 million, or $(0.10) per diluted share. Compensation and employee benefits expense was 72.3% of net revenues, as compared with 71.8% in the prior year. Non-compensation expenses were $75.2 million, or 44.0% of net revenues, compared to $58.3 million, or 33.6% of net revenues in the prior year.

The fourth quarter 2013 GAAP results include a $19.6 million charge relating to impairment of goodwill and intangibles, which includes $18.9 million at Kyte. At the time of acquisition, a $19.3 million liability was recorded related to a potential earn out payment to Kyte's selling shareholders, which resulted in a corresponding increase to goodwill. Over time, the $19.3 million estimated earn out liability was written down to $0.8 million through the GAAP results and was removed from non-GAAP results, as this was a non-cash and non-operating item. The impairment of goodwill and intangibles recorded in this quarter likewise has no cash impact and was excluded from non-GAAP results.

Also in the fourth quarter we established a valuation allowance against deferred tax assets in certain overseas jurisdictions. The total valuation allowance taken on these items was $4.9 million of which $3.4 million related to deferred tax assets recognized in prior years.

Non-GAAP Results: Fourth Quarter 2013

Revenues

Net revenues were $171.4 million, as compared to $174.9 million.

Brokerage revenues were $143.5 million, compared to $151.0 million. Revenues from fixed income, financial, commodity and equity products were down 1.2%, 2.0%, 4.5% and 14.3%, respectively. By geographic region, brokerage revenues decreased 0.3%, 8.7% and 4.1% in the Americas, EMEA and Asia-Pacific, respectively.

Revenues from trading software, analytics and market data products were $24.1 million, up 7.2% from $22.5 million, in the prior year.

Expenses

Our compensation and employee benefit expenses were $123.3 million, or 71.9% of net revenues, compared with $128.0 million, or 73.2% in fourth quarter 2012. Non-compensation expenses were $53.2 million, or 31.1% of net revenues, compared with $53.3 million, or 30.5% in the prior year.

Earnings

GFI's net loss was $6.6 million, or $(0.05) per diluted share, compared with a loss of $2.9 million, or $(0.02) per diluted share.

The effective tax rate for 2013 was approximately 36.0%, as compared to 11.9% in 2012. The increase was primarily driven by valuation allowances recognized in the fourth quarter of 2013 on certain non-U.S. deferred tax assets, as well as the release of a tax liability in 2012 which reduced that year's effective rate.

GAAP Results: Full Year 2013

GAAP net revenues were $747.0 million for the full year 2013, compared with $787.0 million in 2012. GAAP net loss was $20.0 million, or $(0.17) per diluted share for 2013, compared with a loss of $10.0 million, or $(0.09) per diluted share in 2012. The compensation and employee benefits ratio in 2013 was 69.1%, down from 69.4% in 2012. Non-compensation expenses, for the full year 2013 were $252.1 million, or 33.7% compared with $241.8 million, or 30.7% in 2012. Non-compensation expenses include a $19.6 million non-cash, pre-tax charge for the impairment of goodwill and intangible assets, primarily relating to GFI's Kyte subsidiary.

Non-GAAP Results: Full Year 2013

On a non-GAAP basis, net revenues for the full year 2013 were $745.5 million, compared to $781.5 million in 2012. Net income was $9.1 million, or $0.07 per diluted share, for the full year 2013, compared with net income of $8.9 million, or $0.07 per diluted share, in 2012.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on March 28, 2014 to shareholders of record as of March 14, 2014.

Non-GAAP Financial Measures

To supplement GFI's unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company's statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company's performance by excluding certain items that may not be indicative of the Company's core business, operating results or future outlook. GFI's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company's performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company's management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its fourth quarter results at 8:30 a.m. (Eastern Time) on Friday, February 14, 2014. Those wishing to listen to the live conference call via telephone should dial 1-877-870-4263 in North America and +1-412-317-0790 outside of North America, and ask for "GFI".

A live audio web cast of the conference call will be available on the Investor Relations section of GFI's Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,600 institutional clients benefit from GFI's know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI's brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS ®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "might," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the "Company") and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company's brokerage services; competition from current and new competitors; the Company's ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company's ability to identify and develop new products and markets; changes in laws and regulations governing the Company's business and operations or permissible activities; the Company's ability to manage its international operations; financial difficulties experienced by the Company's customers or key participants in the markets in which the Company focuses its brokerage services; the Company's ability to keep up with technological changes; uncertainties relating to litigation and the Company's ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company's financial and other results is included in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Agency commissions	$ 103,278	$ 104,110	$ 461,691	$ 484,386
Principal transactions	40,246	46,329	183,714	211,159
Total brokerage revenues	143,524	150,439	645,405	695,545
Clearing services revenues	28,911	29,704	139,136	118,011
Interest income from clearing services	570	639	2,193	1,964
Equity in net earnings of unconsolidated businesses	1,241	2,327	8,166	8,569
Software, analytics and market data	24,100	22,482	90,538	84,153
Other income, net	4,001	1,703	16,012	16,345
Total revenues	202,347	207,294	901,450	924,587

Interest and transaction-based expenses
Transaction fees on clearing services	27,213	28,738	134,165	113,726
Transaction fees on brokerage services	4,183	4,831	19,755	22,843
Interest expense from clearing services	180	293	570	973
Total interest and transaction-based expenses	31,576	33,862	154,490	137,542
Revenues, net of interest and transaction-based expenses	170,771	173,432	746,960	787,045

Expenses
Compensation and employee benefits	123,485	124,574	516,222	546,501
Communications and market data	12,798	14,131	53,875	60,760
Travel and promotion	7,555	8,503	30,853	35,850
Rent and occupancy	6,228	2,908	28,380	23,667
Depreciation and amortization	8,333	9,122	33,295	36,624
Professional fees	5,703	5,768	24,527	23,238
Interest on borrowings	7,822	6,805	30,297	26,885
Impairment of goodwill and intangibles	19,602	-	19,602	-
Other expenses	7,116	11,047	31,254	34,777
Total other expenses	198,642	182,858	768,305	788,302

Loss before provision for (benefit from) income taxes	(27,871)	(9,426)	(21,345)	(1,257)

Provision for (benefit from) income taxes	2,994	1,688	(2,273)	8,387

Net loss before attribution to non-controlling stockholders	(30,865)	(11,114)	(19,072)	(9,644)

Less: Net income attributable to non-controlling interests	37	258	926	309
GFI's net loss	$ (30,902)	$ (11,372)	$ (19,998)	$ (9,953)

Basic loss per share	$ (0.25)	$ (0.10)	$ (0.17)	$ (0.09)
Diluted loss per share	$ (0.25)	$ (0.10)	$ (0.17)	$ (0.09)

Weighted average shares outstanding - basic	121,765,553	115,837,632	119,052,908	116,014,202

Weighted average shares outstanding - diluted	121,765,553	115,837,632	119,052,908	116,014,202

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
As a Percentage of Net Revenues

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Agency commissions	60.5%	60.0%	61.8%	61.5%
Principal transactions	23.6%	26.7%	24.6%	26.8%
Total brokerage revenues	84.1%	86.7%	86.4%	88.3%
Clearing services revenues	16.9%	17.1%	18.6%	15.0%
Interest income from clearing services	0.3%	0.4%	0.3%	0.2%
Equity in net earnings of unconsolidated businesses	0.7%	1.3%	1.1%	1.1%
Software, analytics and market data	14.1%	13.0%	12.1%	10.7%
Other income, net	2.4%	1.0%	2.2%	2.1%
Total revenues	118.5%	119.5%	120.7%	117.4%

Interest and transaction-based expenses
Transaction fees on clearing services	15.9%	16.6%	18.0%	14.4%
Transaction fees on brokerage services	2.5%	2.8%	2.6%	2.9%
Interest expense from clearing services	0.1%	0.1%	0.1%	0.1%
Total interest and transaction-based expenses	18.5%	19.5%	20.7%	17.4%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	72.3%	71.8%	69.1%	69.4%
Communications and market data	7.5%	8.1%	7.2%	7.7%
Travel and promotion	4.4%	4.9%	4.1%	4.6%
Rent and occupancy	3.6%	1.7%	3.8%	3.0%
Depreciation and amortization	4.9%	5.3%	4.5%	4.7%
Professional fees	3.3%	3.3%	3.3%	3.0%
Interest on borrowings	4.6%	3.9%	4.1%	3.4%
Impairment of goodwill and intangibles	11.5%	0.0%	2.6%	0.0%
Other expenses	4.2%	6.4%	4.2%	4.4%
Total other expenses	116.3%	105.4%	102.9%	100.2%

Loss before provision for (benefit from) income taxes	-16.3%	-5.4%	-2.9%	-0.2%

Provision for (benefit from) income taxes	1.8%	1.0%	-0.3%	1.1%

Net loss before attribution to non-controlling stockholders	-18.1%	-6.4%	-2.6%	-1.3%

Less: Net income attributable to non-controlling interests	0.0%	0.2%	0.1%	0.0%
GFI's net loss	-18.1%	-6.6%	-2.7%	-1.3%

GFI Group Inc. and Subsidiaries
Selected Financial Data (unaudited)
(Dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Brokerage Revenues by Product Categories:
Fixed Income	$ 38,788	$ 39,090	$ 175,691	$ 188,328
Financial	40,806	41,627	191,836	185,062
Equity	26,391	30,780	116,579	135,826
Commodity	37,539	38,942	161,299	186,329

Total brokerage revenues	$ 143,524	$ 150,439	$ 645,405	$ 695,545

Brokerage Revenues by Geographic Region:
Americas	$ 58,985	$ 59,171	$ 260,503	$ 274,498
Europe, Middle East, and Africa	69,950	76,054	314,417	345,069
Asia-Pacific	14,589	15,214	70,485	75,978

Total brokerage revenues	$ 143,524	$ 150,439	$ 645,405	$ 695,545

	December 31,	December 31,
	2013	2012

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$ 174,606	$ 227,441
Cash held at clearing organizations, net of customer cash	52,414	19,636
GFI's total balance sheet cash	227,020	247,077
Balance sheet cash per share	1.84	2.11

Total assets (1)	1,161,542	1,180,061
Total debt	250,000	250,000
Stockholders' equity	407,276	425,082

Selected Statistical Data:
Brokerage personnel headcount (2)	1,121	1,188
Employees	2,087	2,062
Broker productivity for the period (3)	$ 127	$ 125

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $295.7 million and $252.7 million at December 31, 2013 and December 31, 2012, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.
(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP revenues	$ 202,347	$ 207,294	$ 901,450	$ 924,587
Mark-to-market loss on forward hedges of future foreign currency revenues	590	734	744	1,021
Fair value mark-to-market gain on future purchase commitment	-	(447)	(2,203)	(9,545)
Fair value mark-to-market loss on warrants on investee shares	-	638	22	2,475
Trading losses from start-up operations	-	539	-	539
Total Non-GAAP Revenues	202,937	208,758	900,013	919,077

GAAP interest and transaction-based expenses	31,576	33,862	154,490	137,542

Non-GAAP revenues, net of interest and transaction-based expenses	171,361	174,896	745,523	781,535

GAAP other expenses	198,642	182,858	768,305	788,302
Amortization of intangibles	(2,332)	(2,531)	(9,640)	(11,293)
Impairment of goodwill and intangibles	(19,602)	-	(19,602)	-
Modification of stock awards for departing executive	(227)	-	(227)	-
Expenses from start-up operations	-	(4,803)	(8,573)	(4,803)
Duplicate rent	-	-	(345)	-
Writedown of available for sale securities	-	-	-	(5,362)
Adjustment of sublease loss accrual	-	3,215	-	3,215
Costs associated with Hurricane Sandy	-	(904)	-	(904)
Closure of certain desks in Asia	-	-	-	(1,578)
Change in estimate - Kyte opening balance sheet liability	-	3,474	-	3,474
Non-GAAP other expenses	176,481	181,309	729,918	771,051

Non-GAAP pre-tax (loss) income	(5,120)	(6,413)	15,605	10,484

Income tax impact on Non-GAAP items	64	(3,649)	6,821	2,616
Plus: Valuation allowance on prior year non-U.S. deferred tax assets	(3,413)	-	(3,413)	-
Plus: Adjustment to acquisition-related deferred tax liabilities	1,820	-	1,820	-
Plus: Non-operating adjustment for the recognition of a tax (benefit) provision related to interest income between international affiliates	-	(44)	2,655	(2,655)
Plus: Non-operating adjustment for the recognition of a tax benefit related to the repatriation of international profits	-	(1,813)	-	(7,097)
Non-GAAP provision for (benefit from) income taxes	1,465	(3,818)	5,610	1,251

Less: Net income attributable to non-controlling interests	37	258	926	309

GFI's Non-GAAP net (loss) income	$ (6,622)	$ (2,853)	$ 9,069	$ 8,924

Non-GAAP diluted net (loss) income per share	$ (0.05)	$ (0.02)	$ 0.07	$ 0.07

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	6,951	7,732	29,323	32,365
Amortization of prepaid sign-on and retention bonuses	6,038	6,540	25,366	25,472
Depreciation and other amortization	6,001	6,591	23,655	25,331
Total pre-tax adjustments to cash earnings	18,990	20,863	78,344	83,168

Non-GAAP pre-tax cash earnings from ongoing operations	13,870	14,450	93,949	93,652

Non-GAAP provision for (benefit from) income taxes	1,465	(3,818)	5,610	1,251

Less: Net income attributable to non-controlling interests	37	258	926	309

GFI's Non-GAAP net cash earnings from ongoing operations	$ 12,368	$ 18,010	$ 87,413	$ 92,092

Non-GAAP cash earnings per share	$ 0.10	$ 0.16	$ 0.69	$ 0.75

Weighted average shares outstanding - diluted	121,765,553	115,837,632	127,418,193	123,455,160

GFI Group Inc.
Adjusted EBITDA

($ in '000's, except share and per share amounts)	4Q12	1Q13	2Q13	3Q13	4Q13	Last twelve months (LTM)

Net (loss) income per U.S. GAAP before attribution to non-controlling interests	$ (11,114)	$ 4,954	$ 6,868	$ (29)	$ (30,865)

Plus: Net income attributable to non-controlling interests	(258)	(280)	(177)	(432)	(37)
GFI's net (loss) income	(11,372)	4,674	6,691	(461)	(30,902)

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	3,013	9,220	1,491	3,488	22,751

Plus: Interest expense	7,098	7,848	7,262	7,755	8,002

Less: Interest income	(849)	(928)	(579)	(630)	(773)

Plus: Income tax expense (benefit)	1,688	(4,859)	719	(1,127)	2,994

Plus: Depreciation and amortization expense (excluding intangibles)	6,591	5,810	5,863	5,981	6,001

Plus: Amortization of RSUs	7,732	8,142	7,360	6,870	6,951

Plus: Amortization of prepaid sign-on and retention bonuses	6,540	6,112	7,278	5,938	6,038

Adjusted EBITDA	$ 20,441	$ 36,019	$ 36,085	$ 27,814	$ 21,062	$ 120,980

Weighted average shares outstanding - diluted						127,418,193

Adjusted EBITDA per share (pre-tax)						$ 0.95

CONTACT: Investor Relations, Christopher Giancarlo, Executive Vice President, investorinfo@gfigroup.com; Chris Ann Casaburri Grimmett, Investor Relations Manager, 212-968-4167, chris.grimmett@gfigroup.com; Media, Patricia Gutierrez, Vice President - Public Relations, 212-968-2964, patricia.gutierrez@gfigroup.com